[DIRECTOR 2007 GRANT]

RESTRICTED STOCK AGREEMENT
UNDER THE
LORAL SPACE & COMMUNICATIONS INC.
2005 STOCK INCENTIVE PLAN

THIS AGREEMENT, made as of the 22nd day of May, 2007 by and between LORAL SPACE & COMMUNICATIONS INC. (the “Company”) and      (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Grantee is now a member of the Board of Directors (the “Board”) of the Company (as hereinafter defined) and the Company desires to have him remain in such capacity and to afford him the opportunity to acquire, or enlarge, his stock ownership in the Company so that he may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock. Subject to the restrictions, terms and conditions set forth herein and in the Company’s 2005 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Grantee      shares of the Company’s common stock, par value per share $0.01 (the “Restricted Stock”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

2. Restrictions and Vesting.

(a) Except as provided in this Agreement, shares of Restricted Stock are not transferable and are subject to a substantial risk of forfeiture until vested as set forth in Section 2(b). The Grantee’s interest in the Restricted Stock shall become transferable and nonforfeitable as of the vesting dates provided in Section 2(b) (each, a “Vesting Date”), provided the Grantee is a member of the Board on the Vesting Date and has been a member throughout the period beginning on the date of this Agreement and ending on the applicable Vesting Date. If the Grantee’s membership on the Board is terminated for any reason, any unvested shares of Restricted Stock shall be forfeited by the Grantee without consideration.

(b) The Restricted Stock shall vest, become transferable and no longer be subject to a substantial risk of forfeiture pursuant to the following schedule: (i) fifty percent (50%) of the shares of Restricted Stock (rounded down to the nearest whole share) shall vest and the transfer restrictions thereon shall lapse on the first anniversary of the date of this Agreement; and (ii) the remaining number of unvested shares of Restricted Stock shall vest and the transfer restrictions thereon shall lapse on the second anniversary of the date of this Agreement.

3. Issuance of Restricted Stock. Restricted Stock may be issued, at the Company’s option, as follows: (i) certificates evidencing the Restricted Stock may be issued by the Company (and, if so, shall be registered in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2(b)) or (ii) may be registered in book entry form on the stock transfer books of the Company without issuance of physical certificates. As a condition to the grant of the Restricted Stock hereby, the Grantee shall deliver to the Company the stock powers (attached hereto as Exhibit A), duly endorsed in blank, relating to the unvested Restricted Stock (the “Stock Powers”) within ten (10) business days following date of receipt of this Agreement by the Grantee. Failure to deliver the Stock Powers shall cause the Restricted Stock to be forfeited back to the Company.

4. Rights as a Stockholder. The Grantee shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited pursuant to Section 2 hereof, and as record owner shall generally be entitled to all rights of a Stockholder with respect to the Restricted Stock; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following each Vesting Date, certificates for the Restricted Stock which vested on such Vesting Date, and any applicable Retained Distributions, shall be delivered to the Grantee or to the Grantee’s legal guardian or representative and the stock power relating thereto shall be cancelled.

5. Legend on Certificates. The certificates representing the vested Restricted Stock delivered to the Grantee as contemplated by Section 4 above shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Company deems appropriate.

6. No Right to Continued Board Membership. This Agreement does not confer upon the Grantee any right to continuance of membership on the Board, nor shall it interfere in any way with the right of the Company to terminate his or her Board membership at any time.

7. Transferability. The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2(b), be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.

8. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its New York office and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s home address as reflected on the books of the Company.

9. Arbitration. All disputes between the parties arising out of, or in connection with the validity, interpretation, construction, meaning or execution of the Plan or of this Agreement or any settlement thereof, shall be finally settled by arbitration to be held in New York City and conducted in accordance with the Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

10. Governing Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of Delaware, without giving effect to the principles of conflicts of law.

11. Special Tax Election.

(a) Under Section 83 of the Code, the excess of the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such shares lapse over the purchase price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes vesting provisions applicable to the Restricted Stock as provided in Section 2 hereof. The Grantee may elect under Section 83(b) of the Code to be taxed at the time the Restricted Stock is acquired, rather than when and as such Restricted Stock ceases to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement.

(b) A BRIEF EXPLANATION OF THE ELECTION AND THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT B HERETO. THE GRANTEE UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

(c) THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LORAL SPACE & COMMUNICATIONS INC.

By:
Name: Michael B. Targoff
Title: Vice Chairman and Chief Executive Officer

Grantee

Address of Grantee:

Social Security No.:     —     —

EXHIBIT A

[NOTE: THERE SHOULD BE ONE STOCK POWER SIGNED FOR EACH VESTING TRANCHE]

STOCK POWER

FOR VALUE RECEIVED      hereby sell(s), assign(s) and transfer(s) unto Loral Space & Communications Inc. (the “Company”),      (     ) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No.      herewith and do(es) hereby irrevocably constitute and appoint       attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate.

EXHIBIT B

EXPLANATION OF A

SECTION 83(b) TAX ELECTION

In general, Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a Grantee of shares subject to any forfeiture restrictions will recognize income equal to the excess of the Fair Market Value of the shares on the date any forfeiture restrictions applicable to such shares lapse over the amount paid for such shares. For this purpose, the term “forfeiture restrictions” includes the restrictions placed upon the Restricted Stock pursuant to Section 2 of the Restricted Stock Agreement to which this explanation is attached as Exhibit B.

The Grantee, however, may elect under Section 83(b) of the Code to be taxed at the time the Restricted Stock is acquired, rather than on each date the Restricted Stock ceases to be subject to forfeiture restrictions. The election must be filed with the Internal Revenue Service within thirty (30) days after the date of grant and a copy must be filed with the Company. A second copy must be attached to the Grantee’s tax return for the taxable year in which the election occurred. A form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE GRANTEE AS THE FORFEITURE RESTRICTIONS LAPSE.

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO GRANTEES UNDER THE PLAN. SUCH DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME. IT IS STRONGLY URGED THAT GRANTEES CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF RECEIPT OF MAKING A SECTION 83(b) TAX ELECTION WITH RESPECT TO THEIR PERSONAL TAX CIRCUMSTANCES.

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN
GROSS INCOME IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned hereby elects pursuant to § 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and taxpayer identification number of the undersigned are:

Name:
Address:

SS#:

2. Description of property with respect to which the election is being made:

The undersigned has received      shares of Common Stock of Loral Space & Communications Inc. (the “Company”).

3. The date on which property was transferred is      ,      .

4. The taxable year to which this election relates is calendar year      .

5. The nature of the restriction(s) to which the property is subject is:

The property is subject to subject to vesting requirements based upon the taxpayer’s employment with the Company.

6. Fair market value:

The aggregate fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $     .

7. Amount paid for property:

The amount paid by taxpayer for the property is $     .

8. Furnishing statement to employer:

A copy of this statement has been furnished to the Company, the employer of the undersigned.

Dated:

Taxpayer’s Signature